Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-260460) pertaining to the 2020 Stock Incentive Plan, 2021 Stock Incentive Plan, and 2021 Employee Stock Purchase Plan of Xilio Therapeutics, Inc.,

(2)
Registration Statement (Form S-8 No. 333-263178) pertaining to the 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan of Xilio Therapeutics, Inc.,

(3)
Registration Statement (Form S-8 No. 333-270240) pertaining to the 2021 Stock Incentive Plan, 2021 Employee Stock Purchase Plan, and 2022 Inducement Stock Incentive Plan of Xilio Therapeutics, Inc.,

(4)
Registration Statement (Form S-8 No. 333-278427) pertaining to the 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan of Xilio Therapeutics, Inc.,

(5)
Registration Statement (Form S-3 No. 333-279015) of Xilio Therapeutics, Inc.,

(6)
Registration Statement (Form S-8 No. 333-285701) pertaining to the 2021 Stock Incentive Plan, 2021 Employee Stock Purchase Plan and Amended and Restated 2022 Inducement Stock Incentive Plan of Xilio Therapeutics, Inc.,

(7)
Registration Statement (Form S-3 No. 333-285703) of Xilio Therapeutics, Inc., and

(8)
Registration Statement (Form S-8 No. 333- 291782) pertaining to the 2025 Stock Incentive Plan of Xilio Therapeutics, Inc.;

of our report dated March 23, 2026, with respect to the consolidated financial statements of Xilio Therapeutics, Inc. included in this Annual Report (Form 10-K) of Xilio Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 23, 2026